CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 2, 2000 relating to the financial statements, which appears in Be Safe Services, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                                     /s/ Weiss & Company

                                                     Weiss & Company

New York, New York
May 17, 2000